Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Fourth Quarter Results

GREENVILLE, SC – January 24, 2024 - United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced net income for the fourth quarter of $14.1 million and pre-tax, pre-provision income of $25.8 million. Diluted earnings per share of $0.11 for the quarter represented a decrease of $0.28 or 72% from the third quarter of 2023 and a decrease of $0.63 or 85%, from the fourth quarter of 2022.

On an operating basis, diluted earnings per share of $0.53 increased $0.08 or 18% compared to last quarter. Non-operating items included merger charges, losses for the previously reported bond portfolio restructuring transaction and an FDIC special assessment. Deposits grew by 8% annualized and loans grew at a 2.5% annualized rate during the quarter. Net interest revenue increased modestly during the quarter due to growth in interest bearing assets which offset the effect of a lower margin.

For the quarter, United’s return on assets was 0.18% and 0.92% on an operating basis. Return on common equity was 1.44% and return on tangible common equity was 10.58% on an operating basis. On a pre-tax, pre-provision basis, operating return on assets was 1.33% for the quarter. At quarter-end, tangible common equity to tangible assets was 8.36%, up eighteen basis points from the third quarter of 2023.

Chairman and CEO Lynn Harton stated, “Our focus continues to be on both maintaining a strong balance sheet and investing in growth as we continue to build the company. This quarter, we entered into a bond portfolio restructuring transaction to reduce our exposure to interest rate volatility in this uncertain environment. This will have the additional advantage of increasing our earnings in 2024. In our core banking operations, we continue to be pleased with the ability of our teams to grow our book of business. In the fourth quarter, strong deposit growth allowed us to reduce high cost brokered deposits and more than fund loan growth. While the cost of deposits continued to drift upward, the pace of margin compression has slowed. Asset quality remained solid with net charge-offs for the bank, excluding Navitas, at low levels. Looking into 2024, we expect broader credit performance to remain strong, but are closely monitoring for potential changes in both the economic environment overall and specifically in our markets.”

United’s net interest margin decreased by 5 basis points to 3.19% compared to the third quarter. The average yield on United’s interest-earning assets was up 14 basis points to 5.31%, but funding costs increased by 22 basis points, leading to the modest reduction in the net interest margin. Net charge-offs were $10.1 million, or 0.22%, of average loans during the quarter, down 37 basis points compared to the third quarter of 2023. Excluding Navitas, net charge-offs were 0.05% of average loans. Nonperforming assets were 34 basis points relative to total assets, which is in line with the prior quarter.

Mr. Harton concluded, “We are excited and optimistic about 2024. Economic conditions remain strong in our markets, though we continue to be cautious in our underwriting and portfolio management given the inherent uncertainty in the environment. Our teams continue to be focused on leading our markets in customer service, knowing that it is our connections with our customers and communities that drive our success. In 2023, including recently in the fourth quarter, we added a new member to our Board of Directors, and added new market leaders, new commercial bankers and new line-of-business leaders. We also expanded our market reach and service capabilities with new locations across our footprint. In November, United was named one of the “Best Banks to Work For” by American Banker for the seventh consecutive year, an accolade that underscores our belief that we are a great place to work for great people. We are in the final phases of refreshing our corporate logo and brand across our franchise. Our commitment to investing in our people, technology and customers’ needs with a culture of caring will remain the same as we continue to grow.”

2023 Financial Highlights:

•	Completed a successful year with strong, high-quality loan and deposit growth and completed acquisitions in high-growth markets in Alabama, the Florida panhandle and Miami, which were all strategic priorities

•	The fourth quarter bond portfolio restructuring transaction resulted in a pre-tax loss of $52 million and the FDIC special assessment was $10 million, which reduced GAAP and operating EPS by approximately $0.39

•	Full-year EPS of $1.54, a decrease of 39% compared to 2022; full year operating EPS of $2.11, a decrease of 21% from 2022

•	Return on assets of 0.68%, or 0.94%, on an operating basis

•	Pre-tax, pre-provision return on assets of 1.53% on an operating basis

•	Return on common equity of 5.34%, or 7.33%, on an operating basis

•	Return on tangible common equity of 10.6% on an operating basis

•	A provision for credit losses of $89.4 million compared to a provision for credit losses of $63.9 million in 2022, with both periods including a provision establishing an initial allowance for acquired banks

•	Strong loan growth of $3.0 billion or $972 million, excluding loans acquired from acquired banks

•	Core transaction deposits were up $796 million compared to 2022; excluding acquired banks, 2023 core transaction deposits were down $984 million, or 6%

•	Net interest margin of 3.35%, which was down 3 basis points from last year primarily due to increased deposit costs

•	Noninterest income was down $62.2 million primarily due to the bond portfolio restructuring transaction

•	Excluding the bond portfolio restructuring transaction, noninterest income was down $4.8 million primarily due to a decline in mortgage fees, as higher rates led to lower demand and business volume

•	The efficiency ratio of 60.1%, or 56.2% on an operating basis, increased, primarily driven by higher deposit rates and a compressing NIM

•	Net charge-offs of $52.2 million, or 0.30% of average total loans, were up from the $9.65 million of net charge-offs in 2022

Fourth Quarter 2023 Financial Highlights:

•	Net income of $14.1 million and pre-tax, pre-provision income of $25.8 million; operating net income of $64.8 million

•	EPS decreased by 85% compared to last year on a GAAP basis and 29% on an operating basis; compared to third quarter 2023, EPS decreased 72% on a GAAP basis and increased 18% on an operating basis

•	The bond portfolio restructuring transaction and the FDIC special assessment reduced GAAP and operating EPS by $0.38

•	Return on assets of 0.18%, and 0.92% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.33% excluding non-operating items

•	Return on common equity of 1.4%, or 7.3% when excluding non-operating items

•	Return on tangible common equity of 10.6% on an operating basis

•	Loan production of $1.4 billion, resulting in loan growth of 2.5% annualized for the quarter

•	Total deposits, excluding brokered deposits, were up $504 million, or 8.9% annualized, from last quarter, driven by seasonal increases in public funds

•	Net interest margin of 3.19% was down 5 basis points from the third quarter due to increased deposit costs

•	Mortgage closings of $204 million compared to $253 million a year ago; mortgage rate locks of $223 million compared to $364 million a year ago

•	Noninterest income was down $55.1 million, primarily due to the pre-tax loss of $51.7 million resulting from the bond portfolio restructuring transaction

•	Excluding the bond portfolio restructuring transaction, noninterest income was down $3.4 million from third quarter primarily due to a seasonal decline in mortgage fees

•	Noninterest expenses increased $10.1 million compared to the third quarter mostly due to the FDIC special assessment of $10.0 million

•	Efficiency ratio of 66.3%, or 59.6% on an operating basis, up from third quarter largely driven by increased group medical insurance costs

•	Net charge-offs of $10.1 million, or 0.22% of average loans, down 37 basis points from the net charge-offs level experienced in the third quarter, which included a $19 million charge-off from an 8.7% participation in a large, nationally syndicated credit

•	Nonperforming assets of 0.34% of total assets, are in line with September 30, 2023

•	Quarterly common shareholder dividend of $0.23 per share declared during the quarter, an increase of 5% year-over-year

Conference Call

United will hold a conference call on Wednesday, January 24, 2024, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10185556/fb5d089df4. Those without internet access or who are unable to pre-register may dial in by calling 1-866-777-2509. Participants are encouraged to dial in 15 minutes prior to the call start time. The conference call also will be webcast and available for replay by selecting “Events and Presentations” under “News and Events” within the Investor Relations section of United’s website at ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

(in thousands, except per share data)

	2023				2022	Fourth Quarter 2023-	For the Twelve Months Ended December 31,		YTD 2023-
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2022 Change	2023	2022	2022 Change
INCOME SUMMARY
Interest revenue	$338,698	$323,147	$295,775	$279,487	$240,831		$1,237,107	$813,155
Interest expense	135,245	120,591	95,489	68,017	30,943		419,342	60,798
Net interest revenue	203,453	202,556	200,286	211,470	209,888	(3)%	817,765	752,357	9%
Provision for credit losses	14,626	30,268	22,753	21,783	19,831	(26)	89,430	63,913	40
Noninterest income	(23,090)	31,977	36,387	30,209	33,354		75,483	137,707	(45)
Total revenue	165,737	204,265	213,920	219,896	223,411	(26)	803,818	826,151	(3)
Noninterest expenses	154,587	144,474	132,407	139,805	117,329	32	571,273	470,149	22
Income before income tax expense	11,150	59,791	81,513	80,091	106,082		232,545	356,002
Income tax (benefit) expense	(2,940)	11,925	18,225	17,791	24,632		45,001	78,530
Net income	14,090	47,866	63,288	62,300	81,450		187,544	277,472
Non-operating items	67,450	9,168	3,645	8,631	1,470		88,894	19,375
Income tax benefit of non-operating items	(16,714)	(2,000)	(820)	(1,955)	(323)		(21,489)	(4,246)
Net income - operating (1)	$64,826	$55,034	$66,113	$68,976	$82,597	(22)	$254,949	$292,601	(13)

Pre-tax pre-provision income (5)	$25,776	$90,059	$104,266	$101,874	$125,913	(80)	$321,975	$419,915	(23)

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.11	$0.39	$0.53	$0.52	$0.74	(85)	$1.54	$2.52	(39)
Diluted net income - operating (1)	0.53	0.45	0.55	0.58	0.75	(29)	2.11	2.66	(21)
Common stock cash dividends declared	0.23	0.23	0.23	0.23	0.22	5	0.92	0.86	7
Book value	26.52	25.87	25.98	25.76	24.38	9	26.52	24.38	9
Tangible book value (3)	18.39	17.70	17.83	17.59	17.13	7	18.39	17.13	7
Key performance ratios:
Return on common equity - GAAP (2)(4)	1.44%	5.32%	7.47%	7.34%	10.86%		5.34%	9.54%
Return on common equity - operating (1)(2)(4)	7.27	6.14	7.82	8.15	11.01		7.33	10.07
Return on tangible common equity - operating (1)(2)(3)(4)	10.58	9.03	11.35	11.63	15.20		10.63	14.04
Return on assets - GAAP (4)	0.18	0.68	0.95	0.95	1.33		0.68	1.13
Return on assets - operating (1)(4)	0.92	0.79	1.00	1.06	1.35		0.94	1.19
Return on assets -pre-tax pre-provision, excluding non-operating items (1)(4)(5)	1.33	1.44	1.65	1.71	2.09		1.53	1.80
Net interest margin (fully taxable equivalent) (4)	3.19	3.24	3.37	3.61	3.76		3.35	3.38
Efficiency ratio - GAAP	66.33	61.32	55.71	57.20	47.95		60.09	52.31
Efficiency ratio - operating (1)	59.57	57.43	54.17	53.67	47.35		56.17	50.16
Equity to total assets	11.95	11.85	11.89	11.90	11.25		11.95	11.25
Tangible common equity to tangible assets (3)	8.36	8.18	8.21	8.17	7.88		8.36	7.88
ASSET QUALITY
Nonperforming assets (“NPAs”)	$92,877	$90,883	$103,737	$73,403	$44,281	110	$92,877	$44,281	110
Allowance for credit losses - loans	208,071	201,557	190,705	176,534	159,357	31	208,071	159,357	31
Allowance for credit losses - total	224,128	219,624	212,277	197,923	180,520	24	224,128	180,520	24
Net charge-offs (recoveries)	10,122	26,638	8,399	7,084	6,611		52,243	9,654
Allowance for credit losses - loans to loans	1.14%	1.11%	1.10%	1.03%	1.04%		1.14%	1.04%
Allowance for credit losses - total to loans	1.22	1.21	1.22	1.16	1.18		1.22	1.18
Net charge-offs to average loans (4)	0.22	0.59	0.20	0.17	0.17		0.30	0.07
NPAs to total assets	0.34	0.34	0.40	0.28	0.18		0.34	0.18
AT PERIOD END ($ in millions)
Loans	$18,319	$18,203	$17,395	$17,125	$15,335	19	$18,319	$15,335	19
Investment securities	5,822	5,701	5,914	5,915	6,228	(7)	5,822	6,228	(7)
Total assets	27,297	26,869	26,120	25,872	24,009	14	27,297	24,009	14
Deposits	23,311	22,858	22,252	22,005	19,877	17	23,311	19,877	17
Shareholders’ equity	3,262	3,184	3,106	3,078	2,701	21	3,262	2,701	21
Common shares outstanding (thousands)	119,010	118,976	115,266	115,152	106,223	12	119,010	106,223	12

(1) Excludes non-operating items as detailed on Non-GAAP Performance Measures Reconciliation on next page.

(2) Net income less preferred stock dividends, dividend by average realized common equity, which excludes accumulated other comprehensive income (loss).

(3) Excludes effect of acquisition related intangibles and associated amortization.

(4) Annualized.

(5) Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

(in thousands, except per share data)

	2023				2022	Twelve Months Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2023	2022
Net income to operating income reconciliation
Net income (GAAP)	$14,090	$47,866	$63,288	$62,300	$81,450	$187,544	$277,472
Bond portfolio restructuring loss	51,689	—	—	—	—	51,689	—
FDIC special assessment	9,995	—	—	—	—	9,995	—
Merger-related and other charges	5,766	9,168	3,645	8,631	1,470	27,210	19,375
Income tax benefit of non-operating items	(16,714)	(2,000)	(820)	(1,955)	(323)	(21,489)	(4,246)
Net income - operating	$64,826	$55,034	$66,113	$68,976	$82,597	$254,949	$292,601

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$14,090	$47,866	$63,288	$62,300	$81,450	$187,544	$277,472
Income tax (benefit) expense	(2,940)	11,925	18,225	17,791	24,632	45,001	78,530
Provision for credit losses	14,626	30,268	22,753	21,783	19,831	89,430	63,913
Pre-tax pre-provision income	$25,776	$90,059	$104,266	$101,874	$125,913	$321,975	$419,915

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.11	$0.39	$0.53	$0.52	$0.74	$1.54	$2.52
Bond portfolio restructuring loss	0.32	—	—	—	—	0.33	—
FDIC special assessment	0.06	—	—	—	—	0.06	—
Merger-related and other charges	0.04	0.06	0.02	0.06	0.01	0.18	0.14
Diluted income per common share - operating	$0.53	$0.45	$0.55	$0.58	$0.75	$2.11	$2.66

Book value per common share reconciliation
Book value per common share (GAAP)	$26.52	$25.87	$25.98	$25.76	$24.38	$26.52	$24.38
Effect of goodwill and other intangibles	(8.13)	(8.17)	(8.15)	(8.17)	(7.25)	(8.13)	(7.25)
Tangible book value per common share	$18.39	$17.70	$17.83	$17.59	$17.13	$18.39	$17.13

Return on tangible common equity reconciliation
Return on common equity (GAAP)	1.44%	5.32%	7.47%	7.34%	10.86%	5.34%	9.54%
Bond portfolio restructuring loss	4.47	—	—	—	—	1.15	—
FDIC special assessment	0.86	—	—	—	—	0.22	—
Merger-related and other charges	0.50	0.82	0.35	0.81	0.15	0.62	0.53
Return on common equity - operating	7.27	6.14	7.82	8.15	11.01	7.33	10.07
Effect of goodwill and other intangibles	3.31	2.89	3.53	3.48	4.19	3.30	3.97
Return on tangible common equity - operating	10.58%	9.03%	11.35%	11.63%	15.20%	10.63%	14.04%

Return on assets reconciliation
Return on assets (GAAP)	0.18%	0.68%	0.95%	0.95%	1.33%	0.68%	1.13%
Bond portfolio restructuring loss	0.57	—	—	—	—	0.15	—
FDIC special assessment	0.11	—	—	—	—	0.03	—
Merger-related and other charges	0.06	0.11	0.05	0.11	0.02	0.08	0.06
Return on assets - operating	0.92%	0.79%	1.00%	1.06%	1.35%	0.94%	1.19%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	0.18%	0.68%	0.95%	0.95%	1.33%	0.68%	1.13%
Income tax (benefit) expense	(0.04)	0.18	0.29	0.29	0.41	0.17	0.32
Provision for credit losses	0.21	0.45	0.35	0.34	0.33	0.34	0.27
Bond portfolio restructuring loss	0.75	—	—	—	—	0.20	—
FDIC special assessment	0.15	—	—	—	—	0.04	—
Merger-related and other charges	0.08	0.13	0.06	0.13	0.02	0.10	0.08
Return on assets - pre-tax pre-provision, excluding non-operating items	1.33%	1.44%	1.65%	1.71%	2.09%	1.53%	1.80%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	66.33%	61.32%	55.71%	57.20%	47.95%	60.09%	52.31%
FDIC special assessment	(4.29)	—	—	—	—	(1.05)	—
Merger-related and other charges	(2.47)	(3.89)	(1.54)	(3.53)	(0.60)	(2.87)	(2.15)
Efficiency ratio - operating	59.57%	57.43%	54.17%	53.67%	47.35%	56.17%	50.16%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	11.95%	11.85%	11.89%	11.90%	11.25%	11.95%	11.25%
Effect of goodwill and other intangibles	(3.27)	(3.33)	(3.31)	(3.36)	(2.97)	(3.27)	(2.97)
Effect of preferred equity	(0.32)	(0.34)	(0.37)	(0.37)	(0.40)	(0.32)	(0.40)
Tangible common equity to tangible assets	8.36%	8.18%	8.21%	8.17%	7.88%	8.36%	7.88%

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

(in millions)

	2023				2022	Linked	Year over
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$3,264	$3,279	$3,111	$3,141	$2,735	$(15)	$529
Income producing commercial RE	4,264	4,130	3,670	3,611	3,262	134	1002
Commercial & industrial	2,411	2,504	2,550	2,442	2,252	(93)	159
Commercial construction	1,860	1,850	1,739	1,806	1,598	10	262
Equipment financing	1,543	1,534	1,510	1,447	1,374	9	169
Total commercial	13,342	13,297	12,580	12,447	11,221	45	2,121
Residential mortgage	3,199	3,043	2,905	2,756	2,355	156	844
Home equity lines of credit	959	941	927	930	850	18	109
Residential construction	302	399	463	492	443	(97)	(141)
Manufactured housing	336	343	340	326	317	(7)	19
Consumer	181	180	180	174	149	1	32
Total loans	$18,319	$18,203	$17,395	$17,125	$15,335	$116	$2,984

LOANS BY STATE
Georgia	$4,357	$4,321	$4,281	$4,177	$4,051	$36	$306
South Carolina	2,780	2,801	2,750	2,672	2,587	(21)	193
North Carolina	2,492	2,445	2,355	2,257	2,186	47	306
Tennessee	2,244	2,314	2,387	2,458	2,507	(70)	(263)
Florida	2,442	2,318	1,708	1,745	1,308	124	1,134
Alabama	1,082	1,070	1,062	1,029	—	12	1,082
Commercial Banking Solutions	2,922	2,934	2,852	2,787	2,696	(12)	226
Total loans	$18,319	$18,203	$17,395	$17,125	$15,335	$116	$2,984

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Year-End

(in millions)

	2023	2022	2021	2020	2019
LOANS BY CATEGORY
Owner occupied commercial RE	$3,264	$2,735	$2,322	$2,090	$1,720
Income producing commercial RE	4,264	3,262	2,601	2,541	2,008
Commercial & industrial	2,411	2,252	1,910	2,499	1,221
Commercial construction	1,860	1,598	1,015	967	976
Equipment financing	1,543	1,374	1,083	864	745
Total commercial	13,342	11,221	8,931	8,961	6,670
Residential mortgage	3,199	2,355	1,638	1,285	1,118
Home equity	959	850	694	697	661
Residential construction	302	443	359	281	236
Manufactured housing	336	317	—	—	—
Consumer	181	149	138	147	128
Total loans	$18,319	$15,335	$11,760	$11,371	$8,813

LOANS BY STATE
Georgia	$4,357	$4,051	$3,778	$3,685	$3,606
South Carolina	2,780	2,587	2,235	1,947	1,708
North Carolina	2,492	2,186	1,895	1,281	1,156
Tennessee	2,244	2,507	373	415	421
Florida	2,442	1,308	1,148	1,435	—
Alabama	1,082	—	—	—	—
Commercial Banking Solutions	2,922	2,696	2,331	2,608	1,922
Total loans	$18,319	$15,335	$11,760	$11,371	$8,813

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

(in thousands)

	2023
	Fourth Quarter	Third Quarter	Second Quarter
NONACCRUAL LOANS
Owner occupied RE	$3,094	$5,134	$3,471
Income producing RE	30,128	30,255	32,542
Commercial & industrial	13,467	13,382	30,823
Commercial construction	1,878	1,065	115
Equipment financing	8,505	9,206	8,989
Total commercial	57,072	59,042	75,940
Residential mortgage	13,944	11,893	11,419
Home equity	3,772	4,009	2,777
Residential construction	944	2,074	1,682
Manufactured housing	15,861	12,711	10,782
Consumer	94	89	19
Total nonaccrual loans held for investment	91,687	89,818	102,619
OREO and repossessed assets	1,190	1,065	1,118
Total NPAs	$92,877	$90,883	$103,737

	2023
	Fourth Quarter		Third Quarter		Second Quarter
(in thousands)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$35	—%	$582	0.07%	$(205)	(0.03)%
Income producing RE	(562)	(0.05)	3,011	0.30	1,184	0.13
Commercial & industrial	547	0.09	17,542	2.71	2,746	0.44
Commercial construction	33	0.01	(49)	(0.01)	(105)	(0.02)
Equipment financing	7,926	2.05	6,325	1.62	2,537	0.69
Total commercial	7,979	0.24	27,411	0.83	6,157	0.20
Residential mortgage	12	—	(129)	(0.02)	(43)	(0.01)
Home equity	(68)	(0.03)	(2,784)	(1.17)	(59)	(0.03)
Residential construction	(13)	(0.01)	341	0.31	623	0.53
Manufactured housing	1,444	1.69	1,168	1.34	620	0.75
Consumer	768	1.70	631	1.37	1,101	2.51
Total	$10,122	0.22	$26,638	0.59	$8,399	0.20

(1)  Annualized.

UNITED COMMUNITY BANKS, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Cash and due from banks	$200,781	$195,771
Interest-bearing deposits in banks	803,094	316,082
Federal funds and other short-term investments	—	135,000
Cash and cash equivalents	1,003,875	646,853
Debt securities available-for-sale	3,331,084	3,614,333
Debt securities held-to-maturity (fair value $2,095,620 and $2,191,073, respectively)	2,490,848	2,613,648
Loans held for sale at fair value	33,008	13,600
Loans and leases held for investment	18,318,755	15,334,627
Less allowance for credit losses - loans and leases	(208,071)	(159,357)
Loans and leases, net	18,110,684	15,175,270
Premises and equipment, net	378,421	298,456
Bank owned life insurance	345,371	299,297
Accrued interest receivable	87,782	72,807
Net deferred tax asset	113,214	129,313
Derivative financial instruments	50,352	50,636
Goodwill and other intangible assets, net	990,087	779,248
Other assets	362,525	315,423
Total assets	$27,297,251	$24,008,884
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$6,534,307	$7,643,081
NOW and interest-bearing demand	6,155,193	4,350,878
Money market	5,600,587	4,510,680
Savings	1,207,807	1,456,337
Time	3,649,498	1,781,482
Brokered	163,219	134,049
Total deposits	23,310,611	19,876,507
Short-term borrowings	—	158,933
Federal Home Loan Bank advances	—	550,000
Long-term debt	324,823	324,663
Derivative financial instruments	84,811	99,543
Accrued expenses and other liabilities	315,481	298,564
Total liabilities	24,035,726	21,308,210
Shareholders' equity:
Preferred stock, $1 par value: 10,000,000 shares authorized; 3,662 and 4,000 shares Series I issued and outstanding, respectively; $25,000 per share liquidation preference	88,266	96,422
Common stock, $1 par value; 200,000,000 shares authorized; 119,010,319 and 106,222,758 shares issued and outstanding, respectively	119,010	106,223
Common stock issuable; 620,108 and 607,128 shares, respectively	13,110	12,307
Capital surplus	2,699,112	2,306,366
Retained earnings	581,219	508,844
Accumulated other comprehensive loss	(239,192)	(329,488)
Total shareholders’ equity	3,261,525	2,700,674
Total liabilities and shareholders’ equity	$27,297,251	$24,008,884

UNITED COMMUNITY BANKS, INC.

Consolidated Statements of Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Interest revenue:
Loans, including fees	$281,909	$197,330	$1,042,605	$673,402
Investment securities, including tax exempt of $1,732, 2,561, $7,295 and $10,323	44,025	40,781	169,800	131,824
Deposits in banks and short-term investments	12,764	2,720	24,702	7,929
Total interest revenue	338,698	240,831	1,237,107	813,155
Interest expense:
Deposits:
NOW and interest-bearing demand	44,527	9,688	125,336	17,312
Money market	50,967	11,244	156,397	18,274
Savings	758	356	2,866	693
Time	35,511	3,498	110,975	5,820
Deposits	131,763	24,786	395,574	42,099
Short-term borrowings	9	480	3,195	507
Federal Home Loan Bank advances	—	1,424	5,761	1,424
Long-term debt	3,473	4,253	14,812	16,768
Total interest expense	135,245	30,943	419,342	60,798
Net interest revenue	203,453	209,888	817,765	752,357
Provision for credit losses	14,626	19,831	89,430	63,913
Net interest revenue after provision for credit losses	188,827	190,057	728,335	688,444
Noninterest income:
Service charges and fees	9,621	9,519	38,412	38,163
Mortgage loan gains and related fees	1,956	3,104	19,220	32,524
Wealth management fees	5,965	5,835	23,740	23,594
Gains from other loan sales	2,237	1,504	9,146	10,730
Other lending and loan servicing fees	3,994	2,487	13,973	10,005
Securities losses, net	(51,689)	(184)	(53,333)	(3,872)
Other	4,826	11,089	24,325	26,563
Total noninterest income	(23,090)	33,354	75,483	137,707
Total revenue	165,737	223,411	803,818	826,151
Noninterest expenses:
Salaries and employee benefits	82,343	68,143	318,464	276,205
Occupancy	11,616	8,866	42,640	36,247
Communications and equipment	11,610	10,516	43,264	38,234
FDIC assessments and other regulatory charges	14,992	3,098	27,449	9,894
Professional fees	7,062	5,496	26,732	20,166
Lending and loan servicing expense	2,176	1,604	9,722	9,350
Outside services - electronic banking	2,931	3,954	11,577	12,583
Postage, printing and supplies	2,162	2,441	9,467	8,749
Advertising and public relations	2,559	2,052	9,473	8,384
Amortization of intangibles	4,055	1,619	15,175	6,826
Merger-related and other charges	5,766	1,470	27,210	19,375
Other	7,315	8,070	30,100	24,136
Total noninterest expenses	154,587	117,329	571,273	470,149
Net income before income taxes	11,150	106,082	232,545	356,002
Income tax (benefit) expense	(2,940)	24,632	45,001	78,530
Net income	$14,090	$81,450	$187,544	$277,472
Preferred stock dividends, net of discount on repurchases	1,395	1,718	5,665	6,875
Earnings allocated to participating securities	77	461	1,032	1,462
Net income available to common shareholders	$12,618	$79,271	$180,847	$269,135
Net income per common share:
Basic	$0.11	$0.74	$1.54	$2.52
Diluted	0.11	0.74	1.54	2.52
Weighted average common shares outstanding:
Basic	119,612	106,795	117,603	106,661
Diluted	119,713	106,916	117,745	106,778

Average Consolidated Balance Sheets and Net Interest Analysis

For the Three Months Ended December 31,

(dollars in thousands, fully taxable equivalent (FTE))

	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$18,167,572	$281,776	6.15%	$15,002,836	$197,502	5.22%
Taxable securities (3)	5,772,630	42,293	2.93	6,325,165	38,220	2.42
Tax-exempt securities (FTE) (1)(3)	367,585	2,326	2.53	490,838	3,440	2.80
Federal funds sold and other interest-earning assets	1,092,939	13,294	4.83	453,090	2,912	2.55
Total interest-earning assets (FTE)	25,400,726	339,689	5.31	22,271,929	242,074	4.32

Noninterest-earning assets:
Allowance for loan losses	(204,631)			(152,551)
Cash and due from banks	210,383			217,873
Premises and equipment	377,765			297,523
Other assets (3)	1,516,268			1,166,424
Total assets	$27,300,511			$23,801,198

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$5,961,835	44,527	2.96	$4,385,916	9,688	0.88
Money market	5,799,213	50,967	3.49	4,628,585	11,244	0.96
Savings	1,227,708	758	0.24	1,480,908	356	0.10
Time	3,611,790	35,117	3.86	1,708,311	3,143	0.73
Brokered time deposits	60,583	394	2.58	51,258	355	2.75
Total interest-bearing deposits	16,661,129	131,763	3.14	12,254,978	24,786	0.80
Federal funds purchased and other borrowings	7,958	9	0.45	47,487	480	4.01
Federal Home Loan Bank advances	—	—	—	135,000	1,424	4.18
Long-term debt	324,801	3,473	4.24	324,590	4,253	5.20
Total borrowed funds	332,759	3,482	4.15	507,077	6,157	4.82
Total interest-bearing liabilities	16,993,888	135,245	3.16	12,762,055	30,943	0.96

Noninterest-bearing liabilities:
Noninterest-bearing deposits	6,690,251			7,993,816
Other liabilities	410,067			383,270
Total liabilities	24,094,206			21,139,141
Shareholders’ equity	3,206,305			2,662,057
Total liabilities and shareholders’ equity	$27,300,511			$23,801,198

Net interest revenue (FTE)		$204,444			$211,131
Net interest-rate spread (FTE)			2.15%			3.36%
Net interest margin (FTE) (4)			3.19%			3.76%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on AFS securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $458 million in 2023 and $454 million in 2022 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis

For the Twelve Months Ended December 31,

(dollars in thousands, fully taxable equivalent (FTE))

	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$17,576,424	$1,042,578	5.93%	$14,571,746	$673,491	4.62%
Taxable securities (3)	5,929,687	162,505	2.74	6,284,603	121,501	1.93
Tax-exempt securities (FTE) (1)(3)	381,731	9,796	2.57	496,327	13,865	2.79
Federal funds sold and other interest-earning assets	642,499	26,397	4.11	1,065,057	9,104	0.85
Total interest-earning assets (FTE)	24,530,341	1,241,276	5.06	22,417,733	817,961	3.65

Non-interest-earning assets:
Allowance for loan losses	(191,016)			(135,144)
Cash and due from banks	239,574			204,852
Premises and equipment	355,139			288,044
Other assets (3)	1,517,940			1,275,263
Total assets	$26,451,978			$24,050,748

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$5,161,071	125,336	2.43	$4,486,263	17,312	0.39
Money market	5,462,677	156,397	2.86	4,900,667	18,274	0.37
Savings	1,312,469	2,866	0.22	1,482,599	693	0.05
Time	3,106,989	100,973	3.25	1,693,307	5,152	0.30
Brokered time deposits	224,914	10,002	4.45	61,636	668	1.08
Total interest-bearing deposits	15,268,120	395,574	2.59	12,624,472	42,099	0.33
Federal funds purchased and other borrowings	75,965	3,195	4.21	13,004	507	3.90
Federal Home Loan Bank advances	124,425	5,761	4.63	34,027	1,424	4.18
Long-term debt	324,753	14,812	4.56	323,102	16,768	5.19
Total borrowed funds	525,143	23,768	4.53	370,133	18,699	5.05
Total interest-bearing liabilities	15,793,263	419,342	2.66	12,994,605	60,798	0.47

Noninterest-bearing liabilities:
Noninterest-bearing deposits	7,091,034			7,967,321
Other liabilities	397,337			377,221
Total liabilities	23,281,634			21,339,147
Shareholders’ equity	3,170,344			2,711,601
Total liabilities and shareholders’ equity	$26,451,978			$24,050,748

Net interest revenue (FTE)		$821,934			$757,163
Net interest-rate spread (FTE)			2.40%			3.18%
Net interest margin (FTE) (4)			3.35%			3.38%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on AFS securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $424 million in 2023 and $277 million in 2022 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is the financial holding company for United Community, a top 100 US financial institution that is committed to improving the financial health and well-being of its customers and ultimately the communities it serves. United Community provides a full range of banking, wealth management, and mortgage services. As of December 31, 2023, United Community has $27.2 billion in assets and 207 offices across Alabama, Florida, Georgia, North Carolina, South Carolina, and Tennessee, as well as a national SBA lending franchise and a national equipment financing subsidiary. United Community has been recognized nationally as a leader in customer service, financial performance, and workplace environment. Among the accolades, United Community is a nine-time winner of the J.D. Power award that ranked the bank #1 in customer satisfaction with consumer banking in the Southeast and was recognized in 2023 by Forbes as one of the World's Best Banks and one of America's Best Banks. United Community was also recognized by Newsweek in 2023 as one of the Most Trusted Companies in America, is a multi-award recipient of the Greenwich Excellence Awards and was named by American Banker as one of the "Best Banks to Work For" in 2023 for the seventh consecutive year. Additional information about United Community can be found at ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding non-operating items,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. Further, United’s management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about United’s operations and performance. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the strength of our pipelines and their ability to support business growth across our markets and our belief that our high-quality balance sheet and business mix will support strong performance regardless of future economic conditions. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from acquisitions may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of these acquisitions, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to these acquisitions, (4) the risks relating to the integration of acquired banks’ operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) the risks associated with United’s pursuit of future acquisitions, (6) the risk associated with expansion into new geographic or product markets, and (7) general competitive, economic, political, regulatory and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.

United qualifies all forward-looking statements by these cautionary statements.

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